Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Ferrari N.V.:

(1)Registration Statement (Form S-8 No. 333-220298) pertaining to the Ferrari N.V. Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-231490) pertaining to the Ferrari N.V. 2019-2021 Equity Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-238498) pertaining to the Ferrari N.V. 2020-2022 Equity Incentive Plan and the Ferrari N.V. Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-256321) pertaining to the Ferrari N.V. 2021-2023 Equity Incentive Plan, and
(5)Registration Statement (Form S-8 No. 333-265049) pertaining to the Ferrari N.V. 2022-2024 Equity Incentive Plan and the Welcome Bonus Award;

of our reports dated February 24, 2023, with respect to the consolidated financial statements of Ferrari N.V. and the effectiveness of internal control over financial reporting of Ferrari N.V. included in this annual report on Form 20-F of Ferrari N.V. for the year ended December 31, 2022.

/s/ EY S.p.A.

Milan, Italy

February 24, 2023